EMPLOYMENT AGREEMENT
                              --------------------

                  This Agreement ("Agreement") is made and entered into as of the 28th day of March, 2004, between Galen R. Erickson ("Employee") and Galyan's Trading Company, Inc., an Indiana corporation ("Company").

         1. TERM OF EMPLOYMENT: Subject to the terms of this Agreement, Company hereby agrees to employ Employee, and Employee hereby agrees to accept such employment, for the period beginning on the date hereof and ending at the close of business on the second anniversary of the date hereof or on such earlier date upon which this Agreement is terminated in accordance with the provisions set forth herein (the "Initial Term"). Commencing on the first anniversary of the Commencement Date, the term of this Agreement shall automatically be extended each day by one day, until a date (the "Termination Date") which is one (1) year following the first date on which either party delivers written notice of termination to the other. The "Term" of this Agreement shall include any automatic extensions pursuant to the preceding sentence.

         2.       POSITION AND DUTIES:

                  (a) General Duties; Performance: At all times during the Term, Employee shall (i) serve as Senior Vice President, Logistics, and, in such capacity, shall perform such duties and have such responsibilities not materially inconsistent with the foregoing as may from time to time be assigned or delegated to him by the Chief Executive Officer of the Company (the "CEO"). During this period, Employee shall diligently and conscientiously devote his full and exclusive business time, energy, and ability to his duties and the business of Company. At all times during the Term, Employee shall (i) perform his duties faithfully and efficiently, subject to the direction of the CEO, and
(ii) observe and comply with all directions, policies, and regulations given or promulgated by the CEO.

                  (b) Non-Contravention: Employee represents and warrants that
(i) he has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, (ii) by signing this Agreement he is not breaching any contract or legal obligation he owes to any third party, and (iii) he is not party to any other agreement with Company or any other party providing for the performance by him of services or, in the case of Company and its subsidiaries, for any compensation to be paid to him.

         3. COMPENSATION, BENEFITS, AND EXPENSES: During the Term, Company shall compensate Employee for his services as follows:

                  (a) Salary and Expenses: Company shall pay Employee a base salary at an annual rate of not less than $225,000.00, as adjusted from time to time under Company's salary review procedures, in each case less standard income and payroll tax withholding and other authorized deductions. Such salary shall be earned and shall be payable in regular installments in accordance with Company's normal payroll practices. Employee shall also be entitled to reimbursement for reasonable business expenses in accordance with Company policy.
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                  (b) Health Insurance: Employee and his dependents shall be eligible to participate in Company's group health plan as in effect from time to time for employees of Company.

                  (c) Bonus Employee shall be eligible to receive an annual bonus in accordance with the Company's existing bonus program, with such bonus to be determined based on Company achieving its targeted operating income for the applicable fiscal year (the "Target Income") as set forth in Company's annual budget for such fiscal year prepared by management and approved by the Board. The "Target Bonus" shall be equal to 30% of base salary in each fiscal year beginning with fiscal year 2004 and may be increased by an additional amount of Target Bonus pursuant to the schedule for incremental Target Bonus increases approved by the Board from time to time.

                  (d) Vacation: Employee shall be entitled to annual paid vacation in accordance with Company's policies as in effect from time to time for similarly situated management employees of Company, but not less than four weeks of paid vacation per year.

                  (e) Retirement Plan: Employee shall be eligible to participate in Company's retirement plans applicable to Employee, in accordance with the terms of such plans. Employee understands that the Board monitors such plans or arrangements and may, from time to time, add benefits to or delete benefits from the plans or arrangements, or modify or terminate existing plans or arrangements, provided that no such modification or termination shall decrease the retirement benefits accrued by the Employee prior to the modification or termination without the written consent of the Employee.

                  (f) Company Stock/Options. Employee shall be eligible to receive an annual grant of options commensurate with Employee's position and responsibilities (the "Annual Options"), pursuant to the Company's 1999 Stock Option Plan, as amended (the "Option Plan"), with an exercise price equal to the closing price of the Common Stock on the grant date; provided, however, Company shall not be required to issue Annual Options to Employee after such time as it has discontinued the issuance of options to other senior management employees, using instead another form of incentive compensation, provided that Employee receives incentive compensation in the same form as other senior management employees. The Annual Options shall be governed by and subject to the terms and conditions of the Option Plan.

         4. TERMINATION: Employee's employment with Company during the Term may be terminated by Company under the circumstances described in this
Section 4, and subject to the provisions of Section 5:

                  (a) Termination by Company for Cause: Company may immediately terminate Employee's employment for Cause by giving written notice to Employee identifying in reasonable detail the act or acts said to constitute "Cause." For purposes of this Agreement, "Cause" means Employee's (i) act of fraud, embezzlement, theft, or other material violation of the law in connection with or in the course of his employment, (ii) illegal act that is likely to materially injure the reputation, business, or a business relationship of Company; (iii) wrongful damage to material assets of Company; (iv) wrongful disclosure of material confidential information of Company; (v) wrongful competitive activity in material breach of Employee's

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duty of loyalty; or (vi) breach of any material term of any stated material employment policy of Company.

                  (b) Termination by Company for Other than Cause, Death, or
Disability: Company may immediately terminate Employee's employment for any reason other than Cause, death, or Disability by giving ten (10) days written notice to Employee.

                  (c) Death: Employee's employment shall automatically terminate upon his death.

                  (d) Disability: Employee shall not be considered in breach of this Agreement, if he fails to perform the material duties of his employment because of a physical or mental condition that renders him unable to perform such services (hereafter referred to as "Disability"). If for a continuous period of twelve (12) months during the Term, Employee fails to perform the material duties of his employment because of Disability, his employment shall terminate on the first anniversary of the beginning of his Disability. If there is any dispute as to whether Employee has a Disability, this issue shall be settled by the opinion of an impartial reputable physician qualified to make the determination agreed upon for the purpose by Employee and Company, or failing such agreement within fourteen (14) days of a written request therefor by either party to the other, by an impartial reputable physician qualified to make the determination who is selected by agreement of a reputable physician selected by Company and a reputable physician selected by Employee.

                  (e) Termination by Employee for Good Reason: Employee may terminate employment during the Term for "Good Reason" by delivering to Company
(i) a Preliminary Notice of Good Reason (as defined below), and (ii) not earlier than thirty (30) days and not later than three (3) months from the delivery of such Preliminary Notice of Good Reason, a Notice of Termination. For purposes of this Agreement, "Good Reason" means (i) the assignment (without the express written consent of Employee) to Employee of a materially lower position in the organization in terms of his responsibility, authority and status; (ii) requiring Employee (without his consent) to relocate his primary work location more than fifty (50) miles away from the current principal office of Company in Plainfield, Indiana; (iii) any reduction in Employee's base salary or bonus opportunity; (iv) any material breach by Company of the terms of this Agreement; or (v) failure of any successor of the Company to assume this Agreement; provided that "Good Reason" shall not include (A) acts not taken in bad faith which are cured by Company in all respects not later than twenty (20) days from the receipt by Company of a written notice from Employee identifying in reasonable detail the act or acts constituting "Good Reason" (a "Preliminary Notice of Good Reason") or (B) acts taken by Company as a result of grounds for termination of employment for Cause pursuant to Subsection (a). A Preliminary Notice of Good Reason shall not, by itself, constitute a Notice of Termination.

         5.       OBLIGATIONS UPON TERMINATION:

                  (a) Termination by Company for Cause: If Company terminates Employee for Cause at any time during the Term, Employee will receive his base salary and other compensation and benefits earned under this Agreement but not yet paid or delivered to Employee as of the date of termination, including retirement benefits accrued through the date of such termination and payable under the terms of such plans, but excluding any bonus. Other

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than the amounts specified in this Subsection (a), if Company terminates
Employee for Cause at any time during the Term, Employee shall not be entitled to any other severance pay, compensation, or benefits, except as may be payable under the terms of any qualified retirement plan or under other plans or agreements in the event of Disability or death.

                  (b) Termination by Company for Other Than Cause, Disability, Death, or by Employee for Good Reason: If Company terminates Employee's employment for any reason other than Cause, Disability, or death at any time during the Term, or if Employee terminates employment for Good Reason pursuant to Section 4(e) during the Term, Employee shall receive, subject to the limitations set forth below, including the limitations specified in Subsection
(e), (i) his base salary and other compensation and benefits earned under this Agreement but not yet paid or delivered to Employee as of the date of his termination, including any bonus owed for the immediately preceding fiscal year and retirement benefits accrued through the date of such termination and payable under the terms of such plans; and (ii) continuation of Employee's then current base salary, less standard income and payroll tax withholding and other authorized deductions, from the date of termination until the date that is the first anniversary of the date of his termination (such period hereafter referred to as the "Severance Period).

                  (c) Death or Disability: If Employee's employment terminates pursuant to Section 4(c) or (d) as a result of his death or Disability, Employee shall be entitled to the same compensation as provided under Subsection (a). In addition, Employee (or his estate) shall receive a payment (at such time as is consistent with the administration of Company's bonus program) equal to a pro-rata share of the annual bonus he would have earned (as determined in a manner consistent with Section 3(c)), if any, based on Company's actual results for the fiscal year. For purposes of the preceding sentence, Employee's pro-rata share shall be a fraction of the number of days in the fiscal year, the numerator of which shall be the number of days in the fiscal year prior to Employee's death or termination of employment pursuant to Section 4(d) and the denominator of which shall be 365.

                  (d) Exclusive Remedy: Employee acknowledges that, other than the payments described in this Section 5 and Employee's rights under any benefit plan of Company in which Employee participates, he shall have no other claims against, and shall be entitled to no other payments from, Company or its direct or indirect parents, subsidiaries, affiliates, or related companies upon any termination or breach by Company of this Agreement.

                  (e) Mitigation: Employee shall inform Company promptly if Employee becomes employed by another employer or otherwise performs services for compensation during the Severance Period. Any amounts payable to Employee pursuant to clause (b)(ii) during the Severance Period shall be reduced by any compensation to which Employee is entitled for the performance of services during such period.

          6. LOYALTY, NON-COMPETITION, AND CONFIDENTIALITY: In consideration of the employment provided by Company, Employee agrees with Company as follows:

                  (a) Definitions: For purposes of this Section, the following terms, when capitalized, shall have the meanings specified below:

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                           (i)      "Company" means Galyan's Trading Company,
Inc., and any successor, assign, affiliated or related corporation, including a parent or subsidiary, or other entity created due to a merger or transaction with any of the above entities.

                           (ii)     "Confidential Information" means, without
limitation, (i) all confidential information relating in any way to Company's vendors, customers, distributors, products, contractual arrangements, policies, prospects, property, or services; (ii) Company's management and operational methods, strategies, and marketing plans; (iii) non-public financial information of any type relating to Company; and (iv) information about Company's employees; provided, however, "Confidential Information" shall not include any information that is generally available to the public without the breach of this or other confidentiality obligations.

                  (b) Treatment of Confidential Information: Employee shall keep all Confidential Information in confidence and shall not use or disclose such information during or after his employment (other than as required during his employment in fulfilling his assigned duties). Confidential Information (and any other Company property used or possessed by Employee) shall at all times remain Company's property, and Employee shall return such property to Company (including all copies) promptly upon termination of employment. The obligations of this Subsection do not affect any obligation that Employee may have to Company under applicable local, state, or federal law, including, without limitation, state trade secrets laws.

                  (c) Non-Compete/Non-Solicitation: Employee agrees that during his employment and for one (1) year thereafter ("Restricted Period"), he shall not: (i) directly or indirectly own, operate, accept employment, or be employed by, participate with, consult with, or assist any business in the United States primarily engaged in the retail sporting goods or sports apparel business; (ii) directly or indirectly accept employment or be employed by, participate with, consult with, or assist in any way, the following competing companies, their affiliates, or subsidiaries, wherever they may be located: Academy Sports, Bass Pro, REI, Gander Mountain, Cabella's, Sports Authority, Dick's Sporting Goods, Gart Sports, Modell's, Copeland, Sports Chalet, Hibbett's, and Christie Sports ("Designated Competitors"); or (iii) contact or have contact with any customer, supplier, or vendor that did business with Company during Employee's employment by Company, either directly or indirectly, for himself or for any other person or entity so as to (A) divert or influence or attempt to divert or influence any business of Company to a competitor of Company, (B) solicit, accept business from, or provide products or services similar to those provided by Company, or
(C) interfere in any respect with Company's business or operations or in order to assist Employee or any other person or entity in any endeavor competitive with Company's business. Employee agrees that for eighteen (18) months following termination of his employment for any reason (the "Non-Solicitation Period"), he shall not attempt to hire or hire any person who is then (or was within the preceding one (1) year period) a Company employee, or otherwise cause such person to leave Company's employ or contribute to such person leaving Company's employ. The restrictions set forth above are applicable and enforceable within
(i) a one hundred (100) mile radius of any office or store location of Company; and (ii) in view of Company's national business, each state where Company conducts business. In addition, the restrictions set forth above are applicable and enforceable within all geographic areas in which the Designated Competitors are located. The above obligations shall be applicable without regard to Employee's termination, with or without

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cause, and they shall be interpreted as broadly as possible under applicable law. If Employee violates any restriction and/or if Company receives injunctive relief, the Restricted Period and the Non-Solicitation Period shall be automatically extended by the number of days on which Employee was in violation or a basis for the granting of injunctive relief existed, whichever is longer.

                  (d) Disparaging Remarks: Employee agrees that during his employment by Company and at all times thereafter, he shall not make any negative or disparaging remarks about Company.

                  (e) Return of Documents: Employee agrees that all documents of any nature pertaining to activities of Company used, prepared, or made available to Employee in the course of his rendering services to Company hereunder, are and shall be the property of Company and that all copies of such documents shall be surrendered to Company whenever requested by the Company.

                  (f) Enforcement: If Employee violates or threatens to violate this Section, Company will suffer irreparable harm and will not have an adequate remedy at law. Therefore, in such event, Company shall be entitled to injunctive relief and to such other remedies that the court deems appropriate. Any action relating to this Section shall be filed exclusively in a state or federal court in Marion County, Indiana. In the event of Company's successful enforcement of this Section or its receipt of injunctive relief, it shall be awarded its costs and reasonable attorneys' fees.

         7.       CHANGE IN CONTROL:

                  (a) For purposes of this Section 7, the following terms shall have the meanings set out below:

                           (i)      "Board" means the Board of directors of the
Company or successor entity described in clause (a)(ii)(C) or (D) below:

                           (ii)     "Change in Control" means the occurrence
during the Term of any of the following events: (A) any acquisition by any Person or group (as defined in the Securities and Exchange Act of 1934 ("Exchange Act")) other than a Permitted Shareholder of beneficial ownership of more than the greater of (I) thirty percent (30%) of Company's then outstanding shares of Common Stock and (II) the Common Stock held by Permitted Holders; (B) consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing a "Merger"), unless the Persons who were the beneficial owners of the Common Stock immediately before such Merger are the beneficial owners, immediately after such Merger, directly or indirectly, in the aggregate, of more than sixty percent (60%) of the common stock and other voting securities of the entity resulting from such Merger in substantially the same relative proportions as their ownership of the Common Stock immediately before the Merger; (C) consummation of a sale of all or substantially all of the assets of the Company (a "Sale"), unless the Persons who were the beneficial owners of the Common Stock, immediately before such Sale, are the beneficial owners, directly or indirectly, in the aggregate, of more than sixty percent (60%) of the common stock and other voting securities of the entity or entities that own

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such assets immediately after the Sale; or (D) approval by the Board or the
Company shareholders of a Plan of liquidation of the Company.

                           (iii)    "Permitted Holder" means Freeman, Spogli &
Co., Inc. or Limited Brands, Inc., and "Permitted Holders" means Freeman, Spogli & Co., Inc. and Limited Brands, Inc. The term "Permitted Holder" also includes any affiliate of an entity described in the preceding sentence.

                           (iv)     "Person" means an individual, corporation,
partnership, joint venture, association, limited liability company, joint-stock company, trust, or unincorporated organization, or a governmental agency, officer, department, commission, board, bureau, or instrumentality thereof.

                  (b) If a Change in Control shall occur on or prior to the Termination Date or such earlier date upon which this Agreement is terminated in accordance with the provisions set forth herein, Options previously granted to Employee shall become fully vested on the date of such Change in Control to the extent not already vested.

         8. ENTIRE AGREEMENT: This Agreement contains the entire understanding between Company and Employee concerning Employee's employment with Company, and supersedes all prior negotiations, term sheets, and agreements between them.

         9. MODIFICATION: No provision of this Agreement may be amended, modified, or waived except by written agreement signed by both Company and Employee.

         10. GOVERNING LAW: The provisions of this Agreement shall be construed in accordance with, and governed by, the laws of the State of Indiana without regard to principles of conflict of laws.

         11. SAVINGS CLAUSE: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

         12. SUCCESSORS; NO ASSIGNMENT OF AGREEMENT: Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. Employee acknowledges that his services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement to any person or entity.

         13. ADDITIONAL REPRESENTATIONS: Employee represents and warrants to Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. Employee acknowledges that, prior to assenting to the terms of this Agreement, he had been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with Company as to its contents. Company and Employee agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that Employee has entered into this Agreement freely and voluntarily and without pressure or

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coercion from anyone. Employee represents and warrants to Company that he is not bound by any agreement or subject to any restriction which would interfere with or prevent his entering into or carrying out this Agreement.

         14. RIGHTS AND WAIVERS: All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties hereto may have. No party to this Agreement shall be deemed to waive any rights or remedies under this Agreement unless such waiver is in writing and signed by such party. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other rights or remedies. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion.

         15. SURVIVABILITY: The expiration or termination of this Agreement shall not operate to affect such of the provisions hereof as are expressed to remain in full force and effect notwithstanding such termination.

         16. CAPTIONS: The captions of this Agreement are for descriptive purposes only and are not part of the provisions hereof and shall have no force or effect.

         17. NOTICES: All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other party or address as Company or Employee may designate in notice duly delivered to the other pursuant to this section):

                  If to Employee, to him at his address as shown on Company's personnel records.

                  If to Company, to it at:

                  Galyan's Trading Company, Inc.
                  One Galyans Parkway
                  Plainfield, Indiana 46168
                  Attn: Chief Executive Officer


                  IN WITNESS WHEREOF, Company and Employee, intending to be legally bound, have executed this Agreement on the day and year first above written.

EMPLOYEE:                           COMPANY:
                                    GALYAN'S TRADING COMPANY, INC.




/s/ GALEN R. ERICKSON               By: /s/ EDWIN J. HOLMAN
-------------------------------         -------------------------------------
Galen R. Erickson                       Edwin J. Holman
                                        Chief Executive Officer

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